EXHIBIT 99.1

Twin Vee PowerCats Co. Announces Acquisition of Iconic
Bahama Boat Works

FORT PIERCE, FL / ACCESSWIRE / June 6, 2025 — Twin Vee PowerCats Co. (Nasdaq:VEEE),(“Twin Vee” or the “Company”), a manufacturer, distributor, and marketer of power sport boats, proudly announces the acquisition of Bahama Boat Works, uniting two renowned legacies in the marine industry. The iconic Bahama brand, long celebrated for its unmatched craftsmanship, timeless aesthetic, and dedication to producing some of the finest offshore fishing vessels, will continue to uphold these standards under Twin Vee. Every Bahama boat will still be constructed with the meticulous attention to detail and rugged, sea-proven quality that has earned its place among elite owners worldwide.

This next chapter is intended to elevate Bahama Boat Works by seamlessly integrating Twin Vee’s cutting-edge innovation and engineering expertise. Twin Vee brings decades of advanced composite construction, performance-driven design, and technological leadership to the Bahama line to help ensure these vessels continue to deliver a premium boating experience. The Company believes that the marriage of classic Bahama DNA with Twin Vee’s pursuit of innovation will result in boats that are not only beautiful but also more capable, efficient, and modern than ever before.

“Moving forward, Bahama Boat Works under Twin Vee will continue to craft highly refined boats for discerning owners who demand the absolute best,” remarked Joseph Visconti, CEO and President of Twin Vee PowerCats Co. “From signature screwless hardware and flush-mount finishes to integrated state-of-the-art marine electronics and optimized hull designs, these boats will embody both tradition and progress. The new Bahama will represent a perfect harmony of timeless form and future-forward function—honoring its past while driving boldly into the next era of boating excellence.”

Key to this transition is the continued involvement of master boat builder Scott Henley, one of the most prolific and respected figures in the marine industry. Scott’s unmatched expertise, craftsmanship, and deep connection to the Bahama brand have shaped its legendary reputation. His leadership will ensure that the soul and quality of Bahama Boat Works will not only be preserved but will continue to thrive within the Twin Vee organization.

About Twin Vee PowerCats Co.

Twin Vee PowerCats Co. manufactures a range of boats designed for activities including fishing, cruising, and recreational use. Twin Vee PowerCats are recognized for their stable, fuel-efficient, and smooth-riding catamaran hull designs. Twin Vee is one of the most recognizable brand names in the catamaran sport boat category and is known as the “Best Riding Boats on the Water™.” The Company is located in Fort Pierce, Florida, and has been building and selling boats for 30 years. Learn more at twinvee.com.

Visit Twin Vee PowerCats Co. on Facebook, Instagram, and YouTube.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding continuing to uphold the standards of the Bahama brand under Twin Vee, constructing every Bahama boat with the meticulous attention to detail and rugged, sea-proven quality that has earned its place among elite owners worldwide, elevating Bahama Boat Works by seamlessly integrating Twin Vee’s cutting-edge innovation and engineering expertise, ensuring that Bahama’s vessels continue to deliver a premium boating experience, the marriage of classic Bahama DNA with Twin Vee’s pursuit of innovation resulting in boats that are not only beautiful but also more capable, efficient, and modern than ever before, Bahama Boat Works under Twin Vee continuing to craft highly refined boats for discerning owners who demand the absolute best, the new Bahama boats embodying both tradition and progress, the new Bahama representing a perfect harmony of timeless form and future-forward function, honoring Bahama’s past while driving boldly into the next era of boating excellence, the expected contribution of Scott Henley and ensuring that the soul and quality of Bahama Boat Works will not only be preserved but will continue to thrive within the Twin Vee organization. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to uphold the standards of the Bahama brand under Twin Vee, the Company’s ability to seamlessly integrating Twin Vee’s cutting-edge innovation and engineering expertise[, the Company’s ability to ensure that Bahama’s vessels continue to deliver a premium boating experience, the Company’s ability to produce new Bahama boats that are not only beautiful but also more capable, efficient, and modern than ever before, the Company’s ability to drive boldly into the next era of boating excellence, the ability to ensure that the soul and quality of Bahama Boat Works will not only be preserved but will continue to thrive within the Twin Vee organization, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and subsequent filings with the SEC. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Glenn Sonoda
investor@twinvee.com